UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2023

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On December 29, 2023, Northern Oil and Gas, Inc. (the “Company”) entered into employment agreements with Nicholas O’Grady, Adam Dirlam, Chad Allen, James Evans and Erik Romslo (collectively, the “Executives”), which amend and restate and replace any prior employment agreement with the Executive, as applicable. We refer to the employment agreements herein collectively as the “Employment Agreements.”

The Employment Agreements provide for a five-year initial term with automatic renewals for additional one-year periods unless either the applicable Executive or the Company gives written notice of non-renewal at least 90 days prior to the expiration of the then-current initial term or renewal term.

The Employment Agreements provide for initial annualized base salaries consistent with each Executive’s current base salary, which may be adjusted from time to time but not below the base salary in effect when the Executives and Company entered into the Employment Agreements (as adjusted, “Base Salary”). In addition, pursuant to the Employment Agreements, the Executives are eligible to receive equity compensation awards pursuant to the Amended and Restated 2018 Equity Incentive Plan (the “Plan”). While employed under the Employment Agreements, the Executives are eligible for certain additional benefits, including an annual vehicle allowance (“Car Allowance”), Company 401(k) contributions, reimbursement of reasonable travel and other business-related expenses and participation in the Company’s benefit plans or programs.

The Employment Agreements provide that upon a resignation by the applicable Executive for Good Reason or upon a termination by the Company without Cause, each as defined in the Employment Agreements, in either case, within 18 months following a Change in Control (as defined in the Employment Agreement) of the Company, the Executive shall be entitled to receive the following payments or benefits (“CIC Severance”): (i) (x) two times (2x) Base Salary as of the termination date (less the aggregate amount of certain payments made during the notice period described below), plus (y) one times (1x) the Car Allowance, plus (z) 12 months’ worth of the monthly premium payment to continue the Executive’s (and the Executive’s family’s) existing group health and dental coverage calculated under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), whether or not the Executive actually elects such continuation coverage, (ii) any earned but unpaid annual bonus with respect to the calendar year ending on or preceding the date of termination of employment (the “Prior Year Bonus”); (iii) a payment equal to the product of (x) the annual bonus, if any, that the Executive otherwise would have earned for the calendar year that includes the date of termination had no such termination occurred, based on actual achievement of the applicable performance goals for such year and (y) a fraction, the numerator of which is the number of days the Executive was employed by the Company during the year of termination and the denominator of which is the number of days in such year (the “Pro Rata Bonus”), and (iv) immediate vesting, as of the date of termination, of any unvested stock options, warrants, restricted stock and restricted stock units in the Company held in the name of the Executive that vest solely based on continued service that are held by the Executive as of the date of termination (“Time-Vested Awards”).

The Employment Agreements provide that upon a resignation by the applicable Executive for Good Reason or upon a termination by the Company without Cause under circumstances that do not qualify for CIC Severance, the Executive shall be entitled to receive the following (“Good Leaver Severance”): items (i) through (iii) of the payments and benefits listed above under CIC Severance, and (x) immediate vesting, as of the date of termination, of any Time-Vested Awards held by the Executive as of the date of termination that were granted to Executive on or before January 24, 2023, and (y) immediate vesting, as of the date of termination, of a pro-rata portion of any Time-Vested Awards held by the Executive as of the date of termination that were granted to the Executive on or after January 25, 2023, and would have otherwise vested during the 12 month period following the date of termination, with proration determined on an award-by-award basis (and, if necessary, a vesting tranche-by-tranche basis) and equal to the product of (A) the number of Time-Vested Awards that would have otherwise vested during the 12 month period following the date of termination, multiplied by (B) a fraction equal to the number of days the Executive was employed during the period from the most recent vesting date under such award (or, if no such vesting date has yet occurred, then the grant date) to the date of termination, over the total number of days between the most recent vesting date under such award (or, if no such vesting date has yet occurred, then the grant date) and the next scheduled vesting date under such award.

Executive’s eligibility to receive either Good Leaver Severance or CIC Severance is conditioned upon the Executive’s timely execution and non-revocation of a release of claims in favor of the Company and continued compliance with the terms of the Employment Agreement, as applicable. Other than in the case of a resignation for Good Reason, the Executive is subject to a one-year notice period in the event of any termination, and payments of base salary during the notice period will reduce any severance otherwise payable pursuant to the Employment Agreement. Fifty percent (50%) of the Good Leaver Severance provided in clauses (i) through (iii) above that the Executive may be entitled to shall otherwise cease as of the date that the Executive begins employment, engagement, partnership or other services for any person or entity pursuant to which the Executive is entitled to compensation.

If Executive’s employment is terminated for any reason, he or she is entitled to any unpaid annual base salary and unreimbursed business expenses through and including the date of termination. If an Executive’s employment is terminated due to the Executive’s death or disability then, provided Executive or Executive’s estate has executed and does not revoke a release of claims in favor of the Company, the Executive or his/her estate will be entitled to an amount equal to the sum of: (x) the Prior Year Bonus and (y) the Pro Rata Bonus.

The Employment Agreements also contain certain restrictive covenants, including provisions that create restrictions, with certain limitations, on the Executives competing with the Company and its affiliates, soliciting any customers, or soliciting or hiring Company employees or inducing them to terminate their employment. These restrictions are generally intended to apply during the term and any renewal term and, except with respect to non-competition restrictions, for the eighteen-month period following termination of employment.

The description of the Employment Agreements herein is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

In connection with finalizing the Employment Agreements, the Company also finalized its 2023 executive compensation plan, which includes both short- and long-term incentives. For 2023, the short-term incentive program provides each Executive a cash bonus opportunity dependent on the following factors, each with a one-third weighting: 2023 Adjusted EBITDA, 2023 return on capital employed, and individual performance considerations. The long-term incentive program includes both restricted stock awards subject to service-based vesting, as well as performance-based awards that are dependent on (i) absolute total shareholder return (“TSR”) over a three-year period, (ii) relative TSR compared to the Company's peer group over a three-year period, and (iii) compound equity value growth targets over a five-year period.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated December 29, 2023, between Northern Oil and Gas, Inc. and Nicholas O'Grady.
10.2	Second Amended and Restated Employment Agreement, dated December 29, 2023, between Northern Oil and Gas, Inc. and Adam Dirlam.
10.3	Second Amended and Restated Employment Agreement, dated December 29, 2023, between Northern Oil and Gas, Inc. and Erik Romslo.
10.4	Second Amended and Restated Employment Agreement, dated December 29, 2023, between Northern Oil and Gas, Inc. and Chad Allen.
10.5	Second Amended and Restated Employment Agreement, dated December 29, 2023, between Northern Oil and Gas, Inc. and James Evans.
104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2024	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary